UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 17, 1996


                           OMEGA HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                                     0-19283
                            (Commission File Number)


                                   63-0858713
                      (I.R.S. Employer Identification No.)


            5100 Poplar Avenue, Suite 2100, Memphis, Tennessee     38137
               (Address of principal executive offices)          (Zip Code)


        Registrant's telephone number, including area code: 901-683-7868


                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)
















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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

On March 17, 1996, the Registrant completed the sale of $7,290,000 in convertible preferred stock. Subject to certain limitations, the preferred stock is convertible into the Registrant's common stock at an exercise price equal to the lesser of $5.75 or 85% of the average bid price of the Registrant's common stock at the time of conversion. The preferred stock has a dividend rate of 8%, which is paid in the form of common stock at the time of conversion. The preferred stock automatically converts to common stock at the end of three years if not already converted. In addition, the investors received warrants to purchase approximately 634,000 additional shares at an exercise price of $5.75.

The net proceeds were approximately $6.56 million will be used to finance the acquisition of eye care practices and for working capital.

Item 7.  Exhibits.

         2.1      Press Release dated May 21, 1996


































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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           OMEGA HEALTH SYSTEMS, INC.


Date:  May 31, 1996        By: /s/Ronald L.Edmonds
                           ------------------------
                           Ronald L. Edmonds
                            Senior Vice President and Chief Financial Officer






































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